UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2011 (June 1, 2011)
Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously disclosed on March 21, 2011, Corrections Corporation of America (the “Company”) announced that Richard P. Seiter intended to retire from the position of Executive Vice President and Chief Corrections Officer effective June 1, 2011. Mr. Seiter has agreed to continue as an employee of the Company to assist with the orderly transition of his former duties and responsibilities with the Company.
     In connection with his agreement to remain as an employee of the Company, the Company has entered into a Transition Agreement with Mr. Seiter, effective May 31, 2011 (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Seiter will remain an employee of the Company in the capacity of “Special Assistant to the CEO” and will provide services to effect the orderly transition of his former duties and responsibilities with the Company until the end of the term of the Transition Agreement on May 31, 2013 (the “Termination Date”). The Transition Agreement provides for a base salary of $310,655 during the period beginning June 1, 2011 and ending May 31, 2012 and a base salary of $155,327.50 during the period June 1, 2012 and ending May 31, 2013. During Mr. Seiter’s continued employment pursuant to the Transition Agreement, Mr. Seiter will be eligible to participate in the Company’s customary benefit plans for salaried employees, but shall not be eligible to receive any awards under any of the Company’s equity incentive plans. Any outstanding, unvested options or restricted stock units awarded under the terms of any stock option agreements and/or restricted stock unit agreements previously entered into by Mr. Seiter and the Company will continue to vest in accordance with the terms of the applicable agreements and related documents. Mr. Seiter will also continue to be eligible to participate in the Company’s bonus cash incentive plan (assuming applicable performance targets are met) for 2011. The Company will also reimburse Mr. Seiter for all reasonable travel and other business expenses incurred by Mr. Seiter in the performance of his duties.
     Pursuant to the terms of the Transition Agreement, Mr. Seiter is prohibited from competing with the Company during the term of his employment and for a period of one year following termination of employment. Mr. Seiter is also subject to certain confidentiality, non-disclosure and non-solicitation provisions during this period.
     The foregoing summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 1, 2011, the Company issued a press release announcing the appointment of Harley G. Lappin to succeed Mr. Seiter as Executive Vice President and Chief Corrections Officer of the Company. A copy of the release is furnished as a part of this Current Report as Exhibit 99.1 and is incorporated herein in its entirety by this reference. Mr. Lappin’s appointment is effective June 1, 2011. In connection with his appointment, the Company entered into an employment agreement with Mr. Lappin. The material terms of Mr. Lappin’s employment agreement are generally described below, subject in all respects to the terms and conditions of the employment agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein in its entirety by this reference.
     Duties. Mr. Lappin will serve as Executive Vice President and Chief Corrections Officer of the Company and such other office or offices to which he may be appointed or elected by the Board of Directors of the Company. Subject to the direction and supervision of the Board of Directors of the Company, Mr. Lappin will perform such duties as are customarily associated with the office of Executive Vice President and Chief Corrections Officer and such other offices to which he may be appointed or elected by the Board of Directors.
     Term. Subject to the termination provisions described below, the initial term of the employment agreement expires on December 31, 2011 and is subject to three additional one-year automatic renewal periods unless either party gives not less than 60 days prior written notice to the other party that it is electing not to extend the agreement.
     Compensation. The agreement provides an annual base salary of $300,000.00 as well as customary benefits, including bonuses pursuant to the Company’s cash compensation incentive plans (assuming applicable performance targets are met), stock options or restricted stock awards pursuant to the Company’s equity incentive plans, life and health insurance, and reimbursement for membership fees in connection with memberships in professional and civic organizations which are approved in advance by the Company. Pursuant to the terms of the agreement, the Company will also reimburse Mr. Lappin for all reasonable travel and other business expenses incurred by Mr. Lappin in the performance of his duties. Compensation payable under the agreement is subject to annual review by the Board of Directors, or a committee or subcommittee thereof to which compensation matters have been delegated, and may be increased based on Mr. Lappin’s personal performance and the performance of the Company.
     Termination of Agreement. Under the agreement, if the Company terminates the employment of Mr. Lappin with “cause,” it is only required to pay Mr. Lappin his base salary earned through the date of such termination. If the Company terminates the employment of Mr. Lappin without “cause,” including non-renewal by the Company, the Company generally is required to pay a cash severance payment equal to Mr. Lappin’s annual base salary then in effect, payable in accordance with a predetermined schedule based on the date of termination. In the event of termination in connection with a “change in control,” if Mr. Lappin’s employment is terminated by the Company (other than for “cause”) or, subject to certain procedural requirements, by Mr. Lappin for “good reason” upon or within two (2) years following a “change in control,” Mr. Lappin will be entitled to receive (i) a lump sum cash payment equal to 2.99 times his base salary then in effect and (ii) health and other insurance benefits for a period of one year.
     Non-Competition. Pursuant to the terms of the agreement, Mr. Lappin is prohibited from competing with the Company during the term of his employment and for a period of one year following termination of employment. Mr. Lappin is also subject to certain confidentiality, non-disclosure and non-solicitation provisions during this period.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Transition Agreement, dated as of May 31, 2011, with Richard P. Seiter.

10.2	Employment Agreement, dated as of June 1, 2011, with Harley G. Lappin.

99.1	Press Release dated June 1, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 3, 2011	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Damon T. Hininger
Damon T. Hininger
President and Chief Executive Officer

EXHIBIT INDEX

No.	Exhibit

10.1	Transition Agreement, dated as of May 31, 2011, by and between the Company and Richard P. Seiter

10.2	Employment Agreement, dated as of June 1, 2011, by and between the Company and Harley G. Lappin

99.1	Press Release dated June 1, 2011